UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 West 55th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000
Registrant’s telephone number, including area code

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 3, 2010, Macquarie Infrastructure Company LLC (the “Company”) held its annual meeting of shareholders. A brief description of each matter voted upon at the annual meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter follows. Of the total 45,431,868 LLC interests outstanding as of the record date of April 8, 2010 that were entitled to vote, 32,671,138 LLC interests were represented at the meeting, either in person or by proxy.

The matters voted upon and the results of the vote at the annual meeting of shareholders were as follows:

Proposal 1 – Election of Independent Directors: The Company’s shareholders voted to elect the following individuals as independent directors to serve for a one-year term with the votes shown:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Norman H. Brown, Jr.	16,598,826	235,583	15,836,729
George W. Carmany, III	16,569,988	264,421	15,836,729
William H. Webb	16,467,058	367,351	15,836,729

Proposal 2 – Ratification of Selection of Independent Auditor: The Company’s shareholders ratified the audit committee’s selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010 with the votes shown:

Votes For	Votes Against	Abstentions
32,392,064	212,273	66,801

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8, 2010

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ James Hooke
	Name:	James Hooke
	Title:	Chief Executive Officer